UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

             Date of Report
             (Date of earliest event reported):                              November 1, 2010

              Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)

           (608) 364-8800
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Key Executive Employment and Severance Agreements

On November 2, 2010, the Company entered into Key Executive Employment and Severance Agreements with each of Charles A. Hinrichs, the Company’s Vice President and Chief Financial Officer, Peter C. Underwood, the Company’s Vice President, General Counsel and Secretary, and John M. Avampato, the Company’s Vice President and Chief Information Officer. The agreements with Messrs. Hinrichs, Underwood and Avampato do not affect the executives’ employment with the Company until there is a “change in control” of the Company (as defined in the agreements). The agreements provide for the continued employment of the executives for a period of three years, in the case of Mr. Hinrichs, or two years, in the case of Messrs. Underwood and Avampato, following a change in control of the Company generally with the same duties, responsibilities, compensation and benefits that existed prior to the change in control.

Each agreement also provides that the executive will be entitled to severance benefits if within three years, in the case of Mr. Hinrichs, or two years, in the case of Messrs. Underwood and Avampato, after a change in control of the Company: (1) the executive is terminated other than for “cause” or (2) the executive terminates his employment with “good reason,” in each case as such terms are defined in the agreement.   The severance payment required under the terms of the agreement in such event  is a cash payment equal to three times, in the case of Mr. Hinrichs, or two times, in the case of Messrs. Underwood and Avampato, the sum of the executive’s annual base salary then in effect, the higher of the executive’s current year target bonus under the Company’s annual incentive plan or the previous year’s actual earned bonus under the plan and the value of all fringe benefits.  In addition, in the event of a termination of employment entitling the executive to a severance payment, the Company will also provide: outplacement services for up to two years; continued coverage under the Company’s group life and health insurance plans for up to three years, in the case of Mr. Hinrichs, and two years in the case of Messrs. Underwood and Avampato; full vesting of the executive’s interest in any nonqualified deferred compensation plan; crediting of three years, in the case of Mr. Hinrichs, and two years in the case of Messrs. Underwood and Avampato of additional service and age for purposes of determining the executive’s eligibility under the Company’s retiree medical plans; a cash payment equal to the value of three years in the case of Mr. Hirichs, and two years in the case of Messrs. Underwood and Avampato of retirement benefits, both under the Company’s qualified and nonqualified retirement plans; and payment of the pro rata portion of any long-term incentive awards, calculated assuming the target performance goals had been met.

If, after a change in control of the Company, the executive’s employment is terminated for cause, or as a consequence of his death or disability, then the Company’s obligations under the agreement are not triggered with respect to future benefits.

The agreements do not include tax gross-up provisions.  To address Internal Revenue Code Sections 280G and 4999 non-deductibility and excise taxes on “excess parachute payments,” the agreements include a “best of” provision pursuant to which, if the amounts payable under the agreement and any other of the Company’s plans or agreements with the executive would constitute an excess parachute payment and result in an excise tax being imposed on the executive under Internal Revenue Code Section 4999, then the executive will receive either the full amount of such payments or a lesser amount such that no portion of the payments will be subject to the excise tax, whichever would result in the greater after-tax benefit to the executive.

A copy of the form of Key Executive Employment and Severance Agreement between the Company and Messrs. Hinrichs, Underwood and Avampato is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Target (Supplemental) Retirement Plan

Effective on November 1, 2010, the Company amended the Regal Beloit Corporation Target (Supplemental) Retirement Plan (the “Supplemental Plan”) which provides supplemental retirement benefits to certain employees, including named executive officers, in excess of the benefits that may be provided to them under the Company’s qualified retirement plans.

The retirement benefit provided under the Supplemental Plan, prior to the amendment, was an amount equal to 2.0% of the participant’s final average compensation, multiplied by his or her years of service (up to a maximum of 30) as of his or her retirement date, but reduced by the participant’s Social Security retirement benefit and other retirement plan benefits.  As a result of the amendment, the retirement benefit for participants whose “normal retirement date” or “early retirement date” (as defined in the Supplemental Plan) occurs on or after November 1, 2010 will no longer be reduced by the participant’s other retirement plan benefits.

The amendment also modified provisions of the Supplemental Plan relating to eligibility for early retirement.  Prior to the amendment, participants were eligible to receive benefits under the Supplemental Plan upon an “early retirement,” which was defined in the Supplemental Plan as a termination of employment on or after age 58 with fifteen years of service.  As a result of the amendment, participants who terminate employment on or after November 1, 2010 at or after age 58 with ten years of service will be eligible to receive an early retirement benefit.

The description of the amendment to the Supplemental Plan set forth above is qualified by reference to the Supplemental Plan, as amended, as filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.  The following exhibits are being filed herewith:

(10.1)	Form of Key Executive Employment and Severance Agreement between Regal Beloit Corporation and Charles A. Hinrichs, Peter C. Underwood and John M. Avampato.

(10.2)	Regal Beloit Corporation Target (Supplemental) Retirement Plan, as amended and restated.

MILW_

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date:  November 2, 2010                                                      By:  /s/ Peter C. Underwood
Peter C. Underwood
Vice President, General Counsel and Secretary

MILW_

REGAL BELOIT CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit
Number

(10.1)	Form of Key Executive Employment and Severance Agreement between Regal Beloit Corporation and Charles A. Hinrichs, Peter C. Underwood and John M. Avampato.

(10.2)	Regal Beloit Corporation Target (Supplemental) Retirement Plan, as amended and restated.